UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 11, 2012

TUCOWS INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of Incorporation)	Number)	Identification No.)

96 Mowat Avenue, Toronto, Ontario, Canada, Suite 200	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (416) 535-0123

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders

The annual meeting of the Company's shareholders was held on September 11, 2012 at the offices of the Company located at 96 Mowat Avenue, Toronto, Ontario, Canada. At that meeting the Company's shareholders voted on the matters set forth below:

Election of Directors

The Company's shareholders voted upon and elected the nine directors nominated in the Company's proxy statement dated August 7, 2012 for a term of one year and until their successors are duly selected and qualified. The following table sets forth a summary of the voting results with respect to the election of directors:

Director	Votes For	Votes Against	Authority Withheld
Allen Karp	12,102,090	0	1,267,323
Elliot Noss	13,018,426	0	350,987
Erez Gissin	12,970,101	0	399,312
Eugene Fiume	13,004,701	0	364,712
Jeffrey Schwartz	12,103,040	0	1,266,373
Dr. Lloyd Morrisett	12,102,440	0	1,266,973
Stanley Stern	12,063,013	0	1,306,400
Joichi Ito	11,429,649	0	1,939,764
Rawleigh Ralls	12,257,080		1,112,333

There were 17,602,555 broker non-votes with respect to the election of directors.

Ratification of Appointment of Independent Auditors

The Company's shareholders voted upon and ratified the appointment of KPMG LLP as the independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 2012.  The following table sets forth a summary of the voting results with respect to the ratification of the appointment of the independent auditors:

Votes For	Votes Against	Abstentions
30,184,993	685,486	101,489

Shares represented by “broker non-votes” are counted in determining whether a quorum is present, but are not counted toward a nominee's total of affirmative votes in the election of directors and had no effect on the approval of the other proposals.  Withheld votes and votes to abstain are excluded entirely from the vote and had no effect on the outcome of any of the proposals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

By:	/s/ Michael Cooperman
Michael Cooperman
Chief Financial Officer

Dated: September 12, 2012